Execution Counterpart



               AMENDMENT NO. 1 TO CREDIT AGREEMENT
                       AND PLEDGE AGREEMENT


     AMENDMENT NO. 1 to Credit Agreement and Pledge
Agreement ("Amendment No. 1") dated as of March 31, 1997, between
Lamar Advertising Company (the "Borrower"), the Subsidiary
Guarantors party thereto, the Lenders party thereto (the
"Lenders") and The Chase Manhattan Bank, as Administrative Agent.

     The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 18, 1996 (as modified and supplemented and in effect on the date hereof, the "Credit Agreement"). The Borrower, the Subsidiary Guarantors and the Administrative Agent are parties to a Pledge Agreement dated as of December 18, 1996 (as modified and supplemented and in effect on the date hereof, the "Pledge Agreement"). The Borrower, the Subsidiary Guarantors and the Lenders wish to amend the Credit Agreement and the Pledge Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement
(as amended hereby) are used herein as defined therein.

     Section 2.  Amendments to the Credit Agreement.
Subject to the satisfaction of the conditions precedent specified in Section 6 below, but effective as of the date hereof (the
"Effective Date"), the Credit Agreement shall be amended as follows:

     2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this
Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

     2.02. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said
Section 1.01), as follows:

     "Effective Date" shall have the meaning assigned to such term in Amendment No. 1 to this Agreement.

     "PAB Disposition" shall mean the sale of all of the outstanding shares of the stock of Penn Advertising of Baltimore, Inc., to Universal Outdoor, Inc., or its assigns, by the Borrower.

     "Penn Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of February 7, 1997, between the Persons listed on Schedules 3.2 and 4.2 thereto and the Company, as Buyer, whereby the Company intends to purchase, either directly or indirectly, all of the outstanding shares of Penn Advertising, Inc."

     2.03. The definition of "Disposition" in Section 1.01 is hereby amended by adding the following at the end thereof:

          "Notwithstanding the foregoing, Disposition shall not mean, or refer to, the PAB Disposition so long as the Net Cash Payments of the PAB Disposition are applied, on or before the 269th day following the PAB Disposition, to an investment in assets (including capital stock or other securities purchased in connection with the acquisition of capital stock or property of another person) used or useful in businesses similar or ancillary to the business of the Borrower and the Borrower's subsidiaries at the time of the PAB Disposition."

     2.04. Section 7.09(c) of the Credit Agreement is hereby amended by replacing "to exceed" therein with "to be less than".

     Section 3.  Amendments to the Pledge Agreement.
Subject to the satisfaction of the conditions precedent specified in Section 6 below, but effective as of the Effective Date, the Pledge Agreement shall be amended as follows:

     3.01. References in the Pledge Agreement (including references to the Pledge Agreement as amended hereby) to "this
Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Pledge Agreement as amended hereby.

     3.02.  The definition of "Secured Obligations" in
Section 1.01 is hereby amended by inserting "or Equity Hedging
Arrangement" immediately following "Hedging Agreement" therein.

     Section 4.  Representations and Warranties.  The
Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the Effective Date as if made on and as of the date hereof and as if each reference in said Article IV to "this Agreement" includes reference to this Amendment No. 1.

     Section 5.  Waiver of Joinder.  Subject to the
satisfaction of the conditions precedent specified in Section 6 below, but effective as of the Effective Date, by its signature below, each party to this Amendment hereby waives the requirement, pursuant to Section 6.11 of the Credit Agreement, that Penn Advertising of Baltimore, Inc. execute and deliver a Joinder Agreement (and thereby become a party to the Credit Agreement, as a "Subsidiary Guarantor", and a party to the Pledge Agreement, as a "Securing Party"), for a period of 45 days following the acquisition of Penn Advertising, Inc. pursuant to the Penn Stock Purchase Agreement.

     Section 6. Conditions Precedent. As provided in Sections 2 and 3 above, the amendments to the Credit Agreement and Pledge Agreement set forth in said Sections 2 and 3 shall become effective, upon the execution of this Amendment by the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.

     Section 7. Miscellaneous. Except as herein provided, the Credit Agreement and Pledge Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


     LAMAR ADVERTISING COMPANY
         /s/Keith A. Istre
     By:___________________________
        Name:  Keith A. Istre
        Title: Chief Financial Officer


                      SUBSIDIARY GUARANTORS

     INTERSTATE LOGOS, INC.
                              THE LAMAR CORPORATION
                              LAMAR ADVERTISING OF MOBILE, INC.
                              LAMAR ADVERTISING OF COLORADO
                                SPRINGS, INC.
                              LAMAR ADVERTISING OF SOUTH
                                MISSISSIPPI, INC.
                              LAMAR ADVERTISING OF JACKSON, INC.
                              LAMAR TEXAS GENERAL PARTNER, INC.
                              LAMAR ADVERTISING OF SOUTH GEORGIA,
                              INC.
                              LAMAR TENNESSEE LIMITED PARTNER,
                              INC.
                              TLC PROPERTIES, INC.
                              TLC PROPERTIES II, INC.
                              LAMAR PENSACOLA TRANSIT, INC.
                              LAMAR ADVERTISING OF YOUNGSTOWN,
                              INC.
                              NEBRASKA LOGOS, INC.
                              OKLAHOMA LOGO SIGNS, INC.
                              MISSOURI LOGOS, INC.
                              OHIO LOGOS, INC.
                              UTAH LOGOS, INC.
                              TEXAS LOGOS, INC.
                              MISSISSIPPI LOGOS, INC.
                              GEORGIA LOGOS, INC.
                              SOUTH CAROLINA LOGOS, INC.
                              VIRGINIA LOGOS, INC.
                              MINNESOTA LOGOS, INC.
                              MICHIGAN LOGOS, INC.
                              NEW JERSEY LOGOS, INC.
                              FLORIDA LOGOS, INC.
                              KENTUCKY LOGOS, INC.
                              NEVADA LOGOS, INC.
                              TENNESSEE LOGOS, INC.
                              KANSAS LOGOS, INC.


     By:/s/ Keith A. Istre
        ---------------------
          Name:  Keith A. Istre
     Title: Vice President and
            Chief Financial Officer


                              LAMAR TEXAS LIMITED PARTNERSHIP

                              By:  Lamar Texas General Partner,
                                   Inc., its general partner

                              By:/s/Keith A. Istre
                                 ------------------
                               Name:  Keith A. Istre
                               Title: Vice President and
                                      Chief Financial Officer


                              LAMAR TENNESSEE LIMITED PARTNERSHIP
                              LAMAR TENNESSEE LIMITED PARTNERSHIP
                              II

                               By:  The Lamar Corporation, their
                              general partner

                              By:/s/Keith A. Istre
                                 ------------------
                              Name:  Keith A. Istre
                              Title: Vice President and
                                     Chief Financial Officer


                              LAMAR AIR, L.L.C.

                              By:  The Lamar Corporation, its
                                   manager

                              By:/s/ Keith A. Istre
                                --------------------
                              Name:  Keith A. Istre
                              Title: Vice President and
                                     Chief Financial Officer





                              MINNESOTA LOGOS, A PARTNERSHIP

                              By:  Minnesota Logos, Inc., its
                                   general partner

                              By:/s/ Keith A. Istre
                                 -------------------
                              Name:  Keith A. Istre
                              Title: Vice President and
                                     Chief Financial Officer


                       ADMINISTRATIVE AGENT

     THE CHASE MANHATTAN BANK,
     as Administrative Agent


     By:___________________________
     Name:
     Title:


                              LENDERS

   THE CHASE MANHATTAN                        BANKBANK ONE, LOUISIANA,
                                              NATIONAL ASSOCIATION

  By:________________________           By:_______________________
Name:                                   Name:
      Title:                            Title:


        CIBC INC.                             FLEET BANK, N.A.


   By:________________________          By:______________________
   Name:                                Name:
   Title:                               Title:





ABN AMRO BANK N.V.                          BANQUE PARIBAS
By:  ABN AMRO NORTH
     AMERICA, INC.,
     as Agent


By:_______________________        By:_______________________
Name:                             Name:
Title:                            Title:


 By:_______________________        By:______________________
 Name:                             Name:
 Title:                            Title:



CORESTATES BANK, N.A.              BANK OF MONTREAL, CHICAGO
                                    BRANCH

By:_______________________        By:______________________
Name:                             Name:
Title:                            Title:


THE LONG-TERM CREDIT BANK          HIBERNIA NATIONAL BANK
  OF JAPAN, LIMITED,
  NEW YORK BRANCH


By:_______________________        By:______________________
Name:                             Name:
Title:                            Title:


MERITA BANK LTD -                  THE BANK OF NOVA SCOTIA
 NEW YORK BRANCH


By:_______________________        By:______________________
Name:                             Name:
Title:                            Title:


By:_______________________
Name:
Title:

UNION BANK OF CALIFORNIA           BANK OF TOKYO-MITSUBISHI

                                     TRUST COMPANY


By:_______________________        By:______________________
Name:                             Name:
Title:                            Title:


FIRST UNION NATIONAL BANK          STATE STREET BANK AND
OF NORTH CAROLINA                  TRUST COMPANY

By:_______________________         By:______________________
Name:                              Name:
Title:                             Title:


CRESTAR BANK


By:_______________________
Name:
Title: